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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        IWL COMMUNICATIONS, INCORPORATED
             (Exact name of registrant as specified in its charter)



               Texas                                    76-0043882
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



                        12000 Aerospace Avenue, Suite 200
                              Houston, Texas  77034
          (Address of principal executive offices, including zip code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box / /.

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box / /.


      Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class             Name of Each Exchange on Which
        to be so Registered             Each Class is to be Registered

              NONE                        NONE


     Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $.01 par value
                                (Title of class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          A description of the Common Stock of IWL Communications, Incorporated (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the Company's registration statement on Form S-1 (Reg. No. 333-22801), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

ITEM 2.   EXHIBITS

          1. Specimen certificate for Common Stock of the Company registered hereunder (Incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1, File No. 333-22801).

          2. Amended and Restated Articles of Incorporation of the Company (Incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, File No. 333-22801).

          3. Amended and Restated Bylaws of the Company (Incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, File No. 333-22801).

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 21, 1997                   IWL COMMUNICATIONS, INCORPORATED



                                        By:    /s/ Byron M. Allen
                                             ------------------------------
                                             Byron M. Allen
                                             President